EXHIBIT 107
Calculation of Filing Fee Table
Form
F-4
(Form Type)
Teekay Corporation
1
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common stock, par value $0.001 per share	Rules 457(c) and 457(f)(1)	96,733,646 (1)	$7.25 (2)	$701,318,933.50 (2)	0.0001476	$103,514.67

	Total Offering Amounts					$701,318,933.50	0.0001476	$103,514.67

	Total Fees Previously Paid							$—

	Total Fee Offsets							$8,027.80

	Net Fee Due							$95,486.87

(1)
Based on an estimate of the shares of common stock of Teekay Corporation that are expected to be outstanding as of the completion of the Redomiciliation described in the registrant’s registration statement on Form
F-4,
which represents the common shares of Teekay Corporation Ltd., a Bermuda exempted company into which such outstanding common stock of Teekay Corporation, a Marshall Islands corporation are expected to convert, on a one-for-one
basis, in connection with the Redomiciliation described in the registrant’s registration statement on Form
F-4.

(2)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high ($7.42 per share) and low ($7.08 per share) prices of the common stock of Teekay Corporation on the New York Stock Exchange on August 5, 2024, in accordance with Rule 457(c) and Rule 457(f)(1) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Fee Offset Claims	Teekay Corporation	F-3	333-251793	December 29, 2020	—	$8,027.80	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	(1)	(1)	—

Fee Offset Sources	Teekay Corporation	F-3	333-251793	—	December 29, 2020	—	—	—	—	—	$218.20

Fee Offset Sources	Teekay Corporation	F-3MEF	333-231003	—	April 24, 2019	—	—	—	—	—	$1,272.60

Fee Offset Sources	Teekay Corporation	F-3	333-221806	—	November 29, 2017	—	—	—	—	—	$6,537.00

(1)
Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $8,027.80 of the fees associated with this registration statement from the filing fee previously paid by the registrant associated with the unsold common stock, preferred stock, convertible preferred stock, debt securities and convertible debt securities registered on the registrant’s Registration Statement on Form
F-3
(File
No. 333-251793)
filed on December 29, 2020 (the
Prior Registration Statement
), with the source of such fee offset the Prior Registration Statement and the registrant’s Registration Statements on Form
F-3MEF
(File
No. 333-231003)
filed on April 24, 2019 and on Form
F-3
(File
No. 333-221806)
filed on November 29, 2017. The offering under the Prior Registration Statement has been terminated.

1
In connection with the consummation of the Redomiciliation described in the registrant’s registration statement on Form
F-4,
Teekay Corporation will be renamed and converted into Teekay Corporation Ltd., a Bermuda exempted company.